COUNTRY MEADOWS VILLAGE – CALDONIA, MI Sun Communities, Inc. (NYSE: SUI) Investor Presentation

Cautionary Statement Regarding Forward-Looking Statements 2 This presentation has been prepared for informational purposes only from information supplied by Sun Communities, Inc., referred to herein as “we,” “our,” “Sun,” and “the Company,” and from third-party sources indicated herein. Such third-party information has not been independently verified. Sun makes no representation or warranty, expressed or implied, as to the accuracy or completeness of such information. This presentation contains various “forward-looking statements” within the meaning of the United States Securities Act of 1933, as amended, and the United States Securities Exchange Act of 1934, as amended, and the Company intends that such forward- looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this presentation that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as “forecasts,” “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates, "should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled,” “guidance,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this presentation, some of which are beyond the Company’s control. These risks and uncertainties and other factors may cause the Company’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in the Company’s other filings with the Securities and Exchange Commission, from time to time, such risks, uncertainties and other factors include, but are not limited to: Changes in general economic conditions, including inflation, deflation, energy costs, the real estate industry and the markets within which the Company operates; Difficulties in the Company’s ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully; The Company’s liquidity and refinancing demands; The Company’s ability to obtain or refinance maturing debt; The Company’s ability to maintain compliance with covenants contained in its debt facilities and its unsecured notes; Availability of capital; Outbreaks of disease and related restrictions on business operations; Changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian dollar, Australian dollar and pound sterling; The Company’s ability to maintain rental rates and occupancy levels; The Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; The Company's remediation plan and its ability to remediate the material weaknesses in its internal control over financial reporting; Expectations regarding the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill; Increases in interest rates and operating costs, including insurance premiums and real estate taxes; Risks related to natural disasters such as hurricanes, earthquakes, floods, droughts and wildfires; General volatility of the capital markets and the market price of shares of the Company’s capital stock; The Company’s ability to maintain its status as a REIT; Changes in real estate and zoning laws and regulations; Legislative or regulatory changes, including changes to laws governing the taxation of REITs; Litigation, judgments or settlements, including costs associated with prosecuting or defending claims and any adverse outcomes; Competitive market forces; The ability of purchasers of manufactured homes and boats to obtain financing; and The level of repossessions by manufactured home and boat lenders. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included in this presentation, whether as a result of new information, future events, changes in the Company’s expectations or otherwise, except as required by law. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are qualified in their entirety by these cautionary statements. CAUTIONARY STATEMENT REGARDING GUIDANCE This presentation includes certain estimates and assumptions included in the Company’s financial, earnings and operational guidance, as presented in its earnings press release and supplemental operating and financial data dated November 6, 2024. These estimates and assumptions represent a range of possible outcomes and may differ materially from actual results. These estimates include contributions from all acquisitions, dispositions and capital markets activity completed through November 6, 2024. These estimates exclude all other prospective acquisitions, dispositions and capital markets activity. These estimates and assumptions are forward-looking based on the Company’s assessment of economic and market conditions and the Company’s assumptions as of the date guidance was issued and are subject to the other risks outlined above under the caption Cautionary Statement Regarding Forward-Looking Statements.

MH 45% RV 26%Marina 21% UK 8% Sun Communities – Company Highlights 3Source: Company information. Refer to Sun Communities, Inc. Form 10-Q and Supplemental for the quarter ended September 30, 2024, as well as Press Releases and SEC Filings after September 30, 2024, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix. Stable, Resilient Real Property Operations Drive Growth Leading Owner and Operator of Manufactured Housing (“MH”) & Recreational Vehicle (“RV”) Communities, and Marinas Compelling Supply-Demand Fundamentals & Best-in-Class Assets Drive Strong Performance Through Economic Cycles Long-Term Track Record of Growth Investment Grade Balance Sheet Robust ESG Initiatives LA COSTA VILLAGE – PORT ORANGE, FL Rental Revenue Breakdown

MH 49% RV 22% Marina 23% UK 6% $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 MH, RV, Marina & UK real property NOI Service, retail, dining and entertainment NOI UK home sales NOI North America home sales NOI 2020 2021 2022 2023 2024E Resilient Real Property Operations Drive Growth 4 NOI from real property operations is largest contributor to results Growth Driver Detail (in mms) Rental Income Generates 89% of NOI Forecasted consolidated NOI for the year ending December 31, 2024 MH Generates 49% of Real Property NOI Forecasted consolidated NOI for the year ending December 31, 2024 Source: Company information. Refer to Sun Communities, Inc. Form 10-Q and Supplemental for the quarter ended September 30, 2024, as well as Press Releases and SEC Filings after September 30, 2024, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix. Note: With respect to guidance, estimates and forecasted information, see “Cautionary Statement Regarding Guidance” on page 2 of this presentation. 1) Forecasted for the year ending December 31, 2024. 89% 4% 4% 3% (1) Real property 89% Home Sales 7% Service, retail, dining and entertainment 4%

Leading Owner and Operator of MH, RV, and Marinas

- With ~179,100 operational sites and ~48,800 wet slips and dry storage spaces, Sun is the largest publicly traded owner and operator of MH, RV and Marinas

MH

- Largest publicly traded owner / operator of MH communities in North America:
  - 288 MH Communities
  - 97K sites
- 96.9% Occupied


CAPE MAY CROSSING – NJ

RV

- 179 best-in-class RV communities with 59K sites located in highly desirable destinations
- 34K annual sites in North America
- 25K transient RV sites in North America, 40% - 50% of which are candidates for conversion to annual leases


SUN RETREATS PANAMA CITY BEACH – FL

Marina

- Largest and most diversified owner and operator of Marinas in the U.S., with 138 Marinas
- 49K wet slips and dry storage spaces


SAFE HARBOR SOUTH HARBOR VILLAGE – NC

UK

- 2nd largest owner / operator in the UK:
  - 54 holiday parks
  - ~18K MH sites
  - ~4K transient sites
- 91.5% Occupied


MALVERN VIEW HOLIDAY PARK – WORCESTER, UK

Source: Company information. Refer to Sun Communities, Inc. Form 10-Q and Supplemental for the quarter ended September 30, 2024, as well as Press Releases and SEC Filings after September 30, 2024, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

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7.7% 9.1% 7.1% 6.9% 6.7% 7.3% 4.0% 11.2% 5.8% 7.3% 2.6% 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024E Robust Fundamentals Continue to Drive Performance 6 3.6% North America Same Property NOI growth YTD through September 2024; expect 2.6% - 3.3% growth in 2024 Consistent annual rental rate increases exceed expected inflationary cost pressures o Expected average rental rate increases for 2025: North America MH 5.2%, Annual RV 5.1%, Marina 3.7% and UK 3.7% Occupancy gains, including strategic focus on converting transient guests into annual residents, increase our stream of stable revenue and improves operational efficiencies o Since the start of 2020, we have completed nearly 8,930 conversions through October 31, 2024, and we intend to continue driving conversions Steady, Organic Growth MH Average Rental Rate Increases RV Average Rental Rate Increases Occupancy Same Property NOI Growth 10-Year Actual Average Same Property NOI Growth: 7.3% 10-Year Actual Average Rental Rate Growth: 4.0% 10-Year Actual Average Rental Rate Growth: 5.0% Source: Company information and U.S. Bureau of Labor Statistics. Refer to Sun Communities, Inc. Form 10-Q and Supplemental for the quarter ended September 30, 2024, as well as Press Releases and SEC Filings after September 30, 2024, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix. Note: With respect to guidance, estimates and forecasted information, see “Cautionary Statement Regarding Guidance” on page 2 of this presentation. 1) Preliminary 2025 rental rate increases. CPI-U 12-month percentage change as of October 2024. 2) Same Property MH and Annual RV occupancy, adjusted for recently completed but vacant expansion sites. 3.3% (1) (1) 93.2% 95.9% 96.6% 97.3% 98.0% 98.4% 98.8% 98.9% 98.6% 98.9% 98.8% 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 3Q24 Same Property Occupancy(2) 3.4% 3.4% 3.3% 3.6% 4.0% 4.2% 3.4% 3.4% 4.6% 6.4% 5.9% 5.2% 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 3Q2024 2025E CPI-U 2.0% 2.9% 3.1% 4.2% 5.4% 6.1% 5.4% 4.8% 7.6% 8.7% 6.7% 5.1% 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 3Q2024 2025E CPI-U

3Q Performance and Business Update Reported Core FFO per Share of $2.34 for the quarter ended September 30, 2024 • Same Property NOI growth of 0.5% in North America and decrease of (2.3)% or $(700)k in the UK • Projected 2024 Total North America Same Property NOI growth of 2.6% - 3.3%, and UK Same Property NOI growth of 7.1% - 8.7% • FY2024 FFO Guidance of $6.76 - $6.84 Preliminary rental rate growth assumptions for 2025: • MH: 5.2% • Annual RV: 5.1% • UK: 3.7% • Marina: 3.7% Balance Sheet: Net debt / TTM recurring EBITDA of 6.0x and 5.9% floating rate debt as of September 30, 2024 Update as of October 31, 2024: • ~2,550 revenue producing site gains across our MH and RV communities in North America, inclusive of ~2,030 transient to annual RV conversions • UK achieved ~2,680 home sales, an additional ~330 homes since end of Q3 7Source: Company information. Refer to Sun Communities, Inc. Form 10-Q and Supplemental for the quarter ended September 30, 2024, as well as Press Releases and SEC Filings after September 30, 2024, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix. Note: With respect to guidance, estimates and forecasted information, see “Cautionary Statement Regarding Guidance” on page 2 of this presentation. SMITH CREEK CROSSING – GRANBY, CO

PRIORITIES Simplified Business Model and Capital Structure Maximizing Real Property Income and Same Property NOI Focused Priorities and Initiatives Source: Company information. Refer to Sun Communities, Inc. Form 10-Q and Supplemental for the quarter ended September 30, 2024, as well as Press Releases and SEC Filings after September 30, 2024, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix. Note: With respect to guidance, estimates and forecasted information, see “Cautionary Statement Regarding Guidance” on page 2 of this presentation. 1) Forecasted for the year ending December 31, 2024. Non-Strategic Asset Disposition - Year-to-date dispositions of ~$350mm+, ahead of target, at a blended cap rate ~5%; exited two states completely and two additional states from MH perspective Debt Paydown - Paid down ~$450mm of debt YTD through September and reduced floating rate debt exposure from 21% to 6% since September 2022. Non-recurring CapEx Reduction – Reduced by ~50%, or ~$255mm, YTD through September 2024 vs. September 2023 Simplified Business Model – Sold or simplified several non-core businesses including Sun NG RV joint venture, investment in Campspot and MH consumer loans and sold ownership position in Ingenia, generating ~$103mm in proceeds RESULTS OF RECENT STRATEGIC INITIATIVES 8 ~8,930 transient RV sites converted to annual since the start of 2020 through October 31, 2024, increasing total number of annual sites by ~32% ~89% of total 2024E NOI from Real Property(1) YTD North America Same Property NOI margin of 66% through September 30, 2024 YTD Same Property Real Property NOI growth of 3.6% through September 30, 2024 Continue to shift UK NOI towards Real Property with 2024E UK Real Property NOI ~55% of total(1)

Acceleration of Strategic Initiatives

1 Realize Revenue Growth Reflecting Favorable Fundamentals

- Strong 2025 Rental Rate Increases[1]:
  - 5.2% for MH
  - 5.1% for Annual RV
  - 3.7% for Marinas
  - 3.7% for UK

2 Expense Savings to Maximize NOI and FFO Growth

- Identified actionable potential operating expense and G&A savings between $15 million and $20 million or ~$0.11 to $0.15 per share[2] on a run-rate basis
- Decelerating growth in G&A[3]; +4.3% YTD through September 2024, versus YoY growth rate of 5.6% in 2023
- Internal restructuring focused on creating leaner, more efficient and more forward-looking platform

3 Further Optimize Capital Structure

- YTD debt reduction of approximately $450 million supports continued interest expense decrease and FFO growth into 2025
- Continuing to divest non-strategic assets including land parcels
  - Potential additional ~$100-$200mm in the near-term
- Continuing to limit non-recurring capital expenditures
  - FY24 anticipates ~50% YoY reduction from FY23

4 Experienced Leadership and Restructuring

- John McLaren is rejoining as President to lead the restructuring and oversee the implementation of key initiatives. Previously served as Chief Operating Officer for 14 years until mid-2022
- Gary Shiffman notified the Board of his plans to retire in 2025
  - Independent Board members Jeff Blau and Tonya Allen are leading the committee conducting the new CEO search

Accelerating actionable strategic initiatives which should allow topline growth to translate into earnings growth

Source: Company information. Refer to Sun Communities, Inc. Form 10-Q and Supplemental for the quarter ended September 30, 2024, as well as Press Releases and SEC Filings after September 30, 2024, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

Note: With respect to guidance, estimates and forecasted information, see "Cautionary Statement Regarding Guidance" on page 2 of this presentation

1) Based on rent increase notices sent as of October 31, 2024
2) Based on September 30, 2024, diluted shares outstanding of approximately 132.9mm.
3) Based on G&A net of add-backs

SUN

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2024 Guidance

Same Property – Expected NOI	FY 2023 (millions)	Prior FY 2024E Range	November 6, 2024E Update
MH NOI (283 properties)	$591.7	6.8% - 7.4%	5.6% - 6.2%
RV NOI (163 properties)	$285.4	(0.7%) - 0.9%	(5.3%) - (4.1%)
Marina NOI (127 properties)	$252.7	6.2% - 7.2%	4.4% - 5.2%
Total North America Same Property NOI	**$1,129.8**	**4.7% - 5.7%**	**2.6% - 3.3%**
UK Same Property NOI (52 properties)	**$70.9**	**8.6% - 10.4%**	**7.1% - 8.7%**

Consolidated Portfolio	FY 2023 (millions)	Prior FY 2024E Range	November 6, 2024E Update
Revenues from real property	$2,059.8	5.3% - 5.5%	4.8% - 5.0%
Total property operating expenses	$810.4	4.1% - 4.4%	6.6% - 6.9%
Total Real Property NOI	**$1,249.4**	**5.8% - 6.4%**	**3.5% - 3.9%**
Service, retail, dining and entertainment NOI	$68.5	$63.0 - $67.0	$51.6 - $54.5
Interest income	$45.4	$17.8 - $18.8	$19.6 - $20.4
Brokerage commissions and other, net	$60.6	$37.6 - $39.6	$37.6 - $39.6
FFO contribution from North American home sales	$17.0	$13.0 - $13.9	$9.5 - $10.1
FFO contribution from UK home sales	$59.2	$55.1 - $61.0	$55.1 - $61.0
Income from nonconsolidated affiliates	$16.0	$11.1 - $11.9	$9.2 - $9.7
General and administrative expenses	$272.1	$268.7 - $272.0	$285.3 - $287.4
General and administrative expenses excluding non-recurring expenses	$242.5	$247.0 - $250.3	$249.5 - $251.6
Interest expense	$325.8	$350.1 - $353.6	$348.6 - $351.2
Current tax expense	$14.5	$12.7 - $13.7	$3.4 - $4.0

Core FFO	Prior Guidance	2024E
Fourth Quarter 2024, Core FFO Per Share	N/A	$1.37 - $1.45
Full year 2024, Core FFO per Share	$7.06 - $7.22	$6.76 - $6.84

Seasonality	1Q24	2Q24	3Q24	4Q24
North America Same Property NOI				
MH	25%	25%	25%	25%
RV	18%	26%	40%	16%
Marina	19%	27%	30%	24%
Total North America Same Property NOI	**22%**	**25%**	**30%**	**23%**
UK Same Property NOI	**14%**	**26%**	**38%**	**22%**
Home Sales FFO				
North America	13%	53%	23%	11%
UK	17%	27%	35%	21%
Consolidated Service, Retail, Dining and Entertainment NOI	**4%**	**41%**	**42%**	**13%**
Consolidated EBITDA	**19%**	**28%**	**31%**	**22%**
Core FFO per Share	**18%**	**27%**	**34%**	**21%**

Source: Company information. Refer to Sun Communities, Inc. Form 10-Q and Supplemental for the quarter ended September 30, 2024, as well as Press Releases and SEC Filings after September 30, 2024, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.
Note: With respect to guidance, estimates and forecasted information, see "Cautionary Statement Regarding Guidance" on page 2 of this presentation.

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Compelling Supply-Demand Fundamentals 11 Manufactured Housing (MH) – North America Source: Company information, U.S. Bureau of Labor Statistics., Wall Street Research and Zillow. Refer to Sun Communities, Inc. Form 10-Q and Supplemental for the quarter ended September 30, 2024, as well as Press Releases and SEC Filings after September 30, 2024, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix. 1) MH sites in North America only (January 2022 – September 2024). BOWLAND FELL- YORKSHIRE, UK Virtually no new supply has been added for years Sun MH Communities provide 25% more space than multi-family and single- family rentals at ~50% less cost per square foot 51K+ applications to live in a Sun community in 2023 Average resident tenure of ~18 years(1) generates steady, growing rental revenue, then home generally sells in place Annual home move-outs in Sun’s MH communities average 0.4%(1) Low turnover driven by a $6k - $10k average cost for a resident to move a home North America MH portfolio 96.9% occupied at September 30, 2024 96.5% average occupancy for the five years ended September 30, 2024 Demand Supply Residents Moved into MH Communities in Record Numbers US unemployment rate and SUI same property occupancy GULFSTREAM HARBOR – ORLANDO, FL 5.8% 9.3% 9.6% 8.9% 8.1% 76% 80% 84% 88% 0% 4% 8% 12% 2008 2009 2010 2011 2012 US Unemployment Rate SUI Same Property Occupancy 0% 1% 2% 3% 4% 5% 6% 2015 2016 2017 2018 2019 2020 2021 2022 2023 US Inventory Growth by Property Type Manufactured Housing Multifamily

Compelling Supply-Demand Fundamentals

RV

Continued Demand for Affordable Vacationing Despite Declining RV Sales

Growth in annual RV shipments and historical RV revenue growth



4.8%
-32.9%
2008
0.8%
-30.1%
2009
46.2%
6.6%
2010
4.2%
5.4%
2011
13.2%
4.9%
2012
RV Shipments(1)
RV Revenue(2)

Annual Active Camping Households

(in mms)



5.9% CAGR
32
35
37
39
39
42
48
57
58
54
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

- Installed base: **11.2 million** households own an RV versus **1.7 million** RV campsites in the U.S.
- From 2008-2012, RV revenue for a portfolio of independent, single park operators grew at a **4.4%(2) CAGR**
- **~122K new guests** visited a Sun RV community in 2023
- RVs stay in Sun's communities for **~8 years** on average(3)

- **Nearly 22 million** new camping households since 2014 and a **98%** increase in the number of households who camp three or more times annually
- **80%** of campers integrated camping with other travel forms such as stays at hotels or resorts, lodges or vacation homes
- Sun's RV communities offer affordable vacations where the average trip is **2-3 hours** from a customer's home address

SUN

Source: Company information, KOA and RVIA. Refer to Sun Communities, Inc. Form 10-Q and Supplemental for the quarter ended September 30, 2024, as well as Press Releases and SEC Filings after September 30, 2024, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

1) *New RV shipments.*
2) *Represents a portfolio of independently owned and operated RV community franchises that the Company did not have an interest in until after the period shown.*
3) *Annual Average (January 2022 – September 2024) and excludes transient RV sites.*

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Compelling Supply-Demand Fundamentals

Marinas

- Existing base of **~12 million registered boats** within the U.S. and an estimated supply of **900K - 1 million leasable wet slips and dry storage racks**
- Shrinking supply of Marinas due to redevelopment of waterfront properties
- Pre-owned boat sales under 36' decreased by ~0.2% from 2013-2023 whereas sales for boats over 36' increased **~2.3%**
- **53%** of Marinas within our portfolio offer service, which increases membership tenure on average by 19% compared to non-service properties

Boat Registrations by Length
(2014-2022 CAGR)



CAGR
-1.3%
0.7%
1.0%
0.0%
0.3%
< 16'
16'–25'11"
26'–39'11"
40'–65'
> 65'
Portfolio average wet slip size: ~39.5'

- As boats become longer and wider, many marinas cannot keep up with increasing vessel size
- Recent example of wet slip reconfiguration at Safe Harbor Burnt Store in Punta Gorda, Florida demonstrates higher rate achievement:

Wet Slip Reconfiguration – 2021

Before		After
• **Dock Slip Count: 25** • **Avg Slip Size: 40' x 14' uncovered fixed dock wood** • **Average monthly rent for dock was $14.50 / ft** • **Occupancy was 85%**	**1,500 bps occupancy gain** **10% WA rental rate increase**	• **Dock Slip Count: 22** • **Avg Slip Size: 50' x 18.5' uncovered floating dock aluminum** • **Average monthly rent for reconfigured dock is $16.00 / ft** • **Occupancy is 100%**



SAFE HARBOR BURNT STORE – PUNTA GORDA, FL

Source: Company information, NMMA and U.S. Census Bureau. Refer to Sun Communities, Inc. Form 10-Q and Supplemental for the quarter ended September 30, 2024, as well as Press Releases and SEC Filings after September 30, 2024, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

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Compelling Supply-Demand Fundamentals

Manufactured Housing (MH) - UK

Supply

- Irreplaceable coastal 'destination' locations that are short drives from London and other urban locations
- Numerous barriers to entry including strict regulations and scarcity of land
- UK holiday community market is highly fragmented



ALBERTA HOLIDAY PARK – WHITSTABLE, UK

Demand

- Brexit and other macroeconomic structural factors create demand for domestic vacationing throughout UK
- Majority of Sun's holiday parks are owner-occupied on **20+ year licenses** subject to annual rent increases
- Average resident tenure **7 - 8 years**
    - Strong resident retention continued in 2024, increasing real property NOI contribution

Resilient Through Economic Uncertainty

Holiday Home Sales (number of units)



Global Financial Crisis
Brexit vote
Brexit uncertainty
COVID-19
1,174
1,116
1,299
1,357
1,423
1,618
1,632
1,930
1,921
2,012
2,166
2,131
2,194
2,066
2,368
3,168(1)
2,857
2,676
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024 YTD(2)

Source: Company information, Wall Street Research and Zillow. Refer to Sun Communities, Inc. Form 10-Q and Supplemental for the quarter ended September 30, 2024, as well as Press Releases and SEC Filings after September 30, 2024, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

1) Includes pre-acquisition home sales volume from the original Park Holidays portfolio acquired on April 8, 2022, and other subsequent acquisitions, as well as home sales at Sandy Bay.
2) As October 31, 2024. Includes all UK.

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UK Business Model

Real Property NOI

- **Strong historical and expected income growth**
  - 10-year same property average rental rate increase of 5.2%
  - Expecting 3.7% rental rate increase in 2025
- **Average resident tenure**: 7-8 years
- **Occupancy:** 91.5% as of Sept 30, 2024
- **Strategic goal of increasing real property NOI contribution relative to home sales**

Home Sales NOI

Indicative Current Annual Home Sales Volume



Hire fleet 10%
Expansions 10%
Upgrades 20%
Turnover 60%

- Existing resident turnover in communities is largest driver of home sales volume
- Upgrade campaigns with existing residents allow for home sales without using incremental sites
- Expansion of select communities creates new vacancy, which generates home sales and additional site fees
- Transient-to-annual conversions of hire fleet (rental homes) depending on demand



ASHBOURNE HEIGHTS – DERBYSHIRE, UK

Source: Company information. Refer to Sun Communities, Inc. Form 10-Q and Supplemental for the quarter ended September 30, 2024, as well as Press Releases and SEC Filings after September 30, 2024, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.
Note: With respect to guidance, estimates and forecasted information, see "Cautionary Statement Regarding Guidance" on page 2 of this presentation.

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Sun’s Track Record of NOI Growth 16 Multifamily REITsSun Communities Resilient demand, high barriers to entry, and Sun’s investment and operational platform have resulted in consistent, and cycle tested organic cash flow growth For more than 20 years, every individual year or rolling 4-quarter period, Sun has recorded positive same property NOI growth Over the same period, Sun’s average annual same property NOI growth was 5.2%, which is ~210bps greater than that of multifamily REITs of 3.1% Same Property NOI Growth Quarterly Year-over-Year Growth Since 2000 Source: Citi Research, June 2024. Refer to Sun Communities, Inc. Form 10-Q and Supplemental for the quarter ended September 30, 2024, as well as Press Releases and SEC Filings after September 30, 2024, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix. 1) Multifamily REITs includes AIRC, AVB, CPT, EQR, ESS, IRT, MAA and UDR. 2) REIT Industry includes Healthcare, Industrial, Manufactured Housing, Multifamily, Mall, Office, Self Storage, Shopping Center, Single Family Rental, Student Housing and Diversified REITs. (1) CAGR Since 2000 Sun Communities Multifamily REITs REIT Industry(1) (2) (15.0%) (10.0%) (5.0%) 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 5.2% 3.1% 3.2%

Sun’s Strong Track Record 17 Multiple Levers Drive Long-Term FFO and Cash Flow Growth Growth Levers Potential Annual Revenue Growth / Contribution Contractual Rent Increases - 5.9% MH base rate increase for 3Q - Over 90% MH sites “market rent” or tied to CPI Occupancy Gains - ~97% MH Occupancy - Over 4K current sites available for occupancy gains - ~900 expansion and development sites delivered in 2023 and through 3Q24 Transient to Annual RV Conversions - ~2,000 average yearly converted sites(1) - Over 2,250 transient to annual RV conversions for trailing twelve months - 40% - 50% of 25K transient sites in North America are candidates for conversion Source: Company information. Refer to Sun Communities, Inc. Form 10-Q and Supplemental for the quarter ended September 30, 2024, as well as Press Releases and SEC Filings after September 30, 2024, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix. Note: With respect to guidance, estimates and forecasted information, see “Cautionary Statement Regarding Guidance” on page 2 of this presentation. 1) 2021 – 2023 average. OCEAN BREEZE – JENSEN, FL

Payroll & benefits 33% Real estate taxes 19% Other 14% Supplies & repair 14% Utilities 11% Legal, local taxes & insurance 9% Sun’s Same Property Operating Expenses 18 2024E Same Property Operating Expenses North America (MH, RV and Marina) BOULDER RIDGE – PFLUGERVILLE, TX Source: Company information. Refer to Sun Communities, Inc. Form 10-Q and Supplemental for the quarter ended September 30, 2024, as well as Press Releases and SEC Filings after September 30, 2024, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix. Note: With respect to guidance, estimates and forecasted information, see “Cautionary Statement Regarding Guidance” on page 2 of this presentation. SUN RETREATS HOMOSASSA RIVER – HOMOSASSA SPRINGS, FL

Investment Grade Balance Sheet

Upcoming Mortgage Maturities *($ in millions)*(1)(2)



% of Total
1.9%
0.8%
10.7%
0.1%
5.0%
$117
$51
$651
$4
$304
2024
2025
2026
2027
2028

Credit Statistics

Rate Type(1)



5.9% variable rate
94.1% fixed rate

BBB
S&P Global

Baa3
Moody's

Total Debt Outstanding *($ in millions)*(1)(2)

As of Sept 30, 2024

Revolving Credit Facilities	$1,252.0
Total Line of Credit and Other Debt Outstanding	**$1,252.0**
Mortgage Loans Payable (Secured Debt)	$3,344.5
Secured Borrowings on Collateralized Receivables	52.8
Unsecured Notes (Bonds)	2,675.5
Total Debt Outstanding	**$7,324.8**
Net Debt / TTM EBITDA	**6.0x**

Encumbrance(1)

Gross Asset Value



Encumbered 22.2%
Unencumbered 77.8%

77.5% Properties Unencumbered

69.0% NOI Unencumbered(3)

Source: Company information. Refer to Sun Communities, Inc. Form 10-Q and Supplemental for the quarter ended September 30, 2024, as well as Press Releases and SEC Filings after September 30, 2024, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix. Note: With respect to guidance, estimates and forecasted information, see "Cautionary Statement Regarding Guidance" on page 2 of this presentation.

1) As of September 30, 2024.
2) For further debt breakdown, please refer to the Supplemental for the quarter ended September 30, 2024.
3) Calculated using trailing 12-months NOI for the quarter ended September 30, 2024.

19

Robust ESG Initiatives

- Our board and executive leadership are committed to sustainable business practices that benefit all stakeholders including the broader communities in which we operate
- Current initiatives to advance our ESG platform include policy enhancement, establishing environmental targets and expanding our data coverage

ESG Highlights[1]

Environmental	Social	Governance
Climate Change Goals Goal to achieve Carbon Neutrality by 2035 and Net Zero Emissions by 2045	**IDEA** Launched three employee resource groups	**BoD Nominating and Corporate Governance Committee** Formally oversees all ESG initiatives
On-Site Solar Generation Generated 11,600 Mwh in 2023, equivalent to 3% of total electrical usage	**Internal Training Program** Offers 300+ courses to team members	**BoD Composition** Added 2 new board members in February 2024
Framework Reporting Reporting to S&P CSA and CDP	**Supplier Assessments** Completed ESG assessments with ten key suppliers	**Enterprise Risk Management Committee** Identifies, monitors and mitigates risks across the organization
GHG Inventory Complete inventory encompassing Scope 1, 2 and 3	**Sun Unity** Sun's social responsibility program, reporting over 16K volunteer hours in 2023	**Comprehensive Policies and Procedures** Foster sound corporate governance

Source: Company information. Refer to Sun Communities, Inc. Form 10-Q and Supplemental for the quarter ended September 30, 2024, as well as Press Releases and SEC Filings after September 30, 2024, for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

1) Performance and initiatives for the 2022 and 2023 reporting year are referenced.

20

Appendix 21SUN OUTDOORS OCEAN CITY – BERLIN, MD

Defined Non-GAAP Terms 22 Investors and analysts following the real estate industry use non-GAAP supplemental performance measures, including net operating income ("NOI"), earnings before interest, tax, depreciation and amortization ("EBITDA") and funds from operations ("FFO") to assess REITs. The Company believes that NOI, EBITDA and FFO are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, NOI, EBITDA and FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value. NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a further measure to evaluate the Company’s ability to incur and service debt; EBITDA also provides further measures to evaluate the Company's ability to fund dividends and other cash needs. FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI Total Portfolio NOI - The Company calculates NOI by subtracting property operating expenses and real estate taxes from operating property revenues. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and / or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall. The Company believes that NOI provides enhanced comparability for investor evaluation of properties performance and growth over time. The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company's financial performance or GAAP net cash provided by operating activities as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level. Same Property NOI - This is a key management tool used when evaluating performance and growth of the Company's Same Property portfolio. The Company believes that Same Property NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the Same property portfolio from one period to the next. Same Property NOI does not include the revenues and expenses related to home sales, service, retail, dining and entertainment activities at the properties. EBITDA EBITDAre - Nareit refers to EBITDA as "EBITDAre" and calculates it as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in nonconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of nonconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. Recurring EBITDA - The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company's performance on a basis that is independent of capital structure ("Recurring EBITDA"). The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company's cash generated by operations or its dividend-paying capacity and should therefore not replace GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow provided by / used for operating, investing and financing activities as measures of liquidity. FFO FFO - Nareit defines FFO as GAAP net income (loss), excluding gains (or losses) from sales of certain real estate assets, plus real estate related depreciation and amortization, impairments of certain real estate assets and investments, and after adjustments for nonconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, real estate related impairment and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Core FFO Core FFO - In addition to FFO, the Company uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of the Company's core business ("Core FFO"). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results. The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a financial performance measure or GAAP cash flow from operating activities as a measure of the Company's liquidity. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Furthermore, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company's interpretation of standards established by Nareit, which may not be comparable to FFO reported by other REITs that interpret the Nareit definition differently.

Net Income to FFO Reconciliation

(amounts in millions except per share data)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023 As Restated	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023 As Restated	Year Ended December 31, 2023	Year Ended December 31, 2022	Year Ended December 31, 2021
Net Income / (Loss) Attributable to SUI Common Shareholders	$ 288.7	$ 120.1	$ 313.4	$ (132.4)	$ (213.3)	$ 242.0	$ 380.2
Adjustments							
Depreciation and amortization	171.6	162.2	508.1	480.5	657.2	599.6	521.9
Depreciation on nonconsolidated affiliates	0.1	0.1	0.3	0.2	0.2	0.1	0.1
Asset impairments	0.2	1.2	32.5	10.1	10.1	3.0	-
Goodwill impairment	-	44.8	-	369.9	369.9	-	-
(Gain) / loss on remeasurement of marketable securities	-	(6.1)	-	8.0	16.0	53.4	(33.5)
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	(1.2)	-	(6.5)	4.5	4.2	2.7	0.2
(Gain) / loss on remeasurement of notes receivable	(0.1)	1.3	1.0	3.1	106.7	0.8	(0.7)
Loss on remeasurement of collateralized receivables and secured borrowings, net	-	-	-	-	0.4	-	-
(Gain) / loss on dispositions of properties, including tax effect	(181.4)	0.7	(188.5)	5.0	(8.9)	(12.2)	(108.1)
Add: Returns on preferred OP units	-	2.3	1.0	8.7	11.8	9.5	4.0
Add: Income / (loss) attributable to noncontrolling interests	1.1	11.5	10.1	(1.5)	(8.1)	10.4	14.7
Gain on dispositions of assets, net	(7.1)	(10.5)	(21.1)	(29.0)	(38.0)	(54.9)	(60.5)
FFO Attributable to SUI Common Shareholders and Dilutive Convertible Securities	$ 271.9	$ 327.6	$ 650.3	$ 727.1	$ 908.2	$ 854.4	$ 718.3
Adjustments							
Business combination expense	0.2	-	0.4	3.0	3.0	24.7	1.3
Acquisition and other transaction costs	2.9	4.2	15.9	12.6	25.3	22.7	8.7
Loss on extinguishment of debt	0.8	-	1.4	-	-	4.4	8.1
Catastrophic event-related charges, net	0.9	(3.1)	10.4	(2.2)	3.8	17.5	2.2
Loss of earnings - catastrophic event-related charges, net	5.9	(6.1)	11.5	4.9	2.1	4.8	0.2
(Gain) / loss on foreign currency exchanges	4.5	6.5	6.2	6.5	0.3	(5.4)	3.7
Other adjustments, net	3.7	1.1	(9.2)	(9.6)	(27.4)	0.4	16.2
Core FFO Attributable to SUI Common Shareholders and Dilutive Convertible Securities	$ 290.8	$ 330.2	$ 686.9	$ 742.3	$ 915.3	$ 923.5	$ 758.7
Weighted Average Common Shares Outstanding - Diluted	124.2	128.4	127.3	128.8	128.9	125.6	116.5
FFO Attributable to SUI Common Shareholders and Dilutive Convertible Securities Per Share	$ 2.19	$ 2.55	$ 5.11	$ 5.64	$ 7.05	$ 6.80	$ 6.16
Core FFO Attributable to SUI Common Shareholders and Dilutive Convertible Securities Per Share	$ 2.34	$ 2.57	$ 5.39	$ 5.76	$ 7.10	$ 7.35	$ 6.51

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023	December 31, 2023
Hurricane Ian - Three Fort Myers, Florida RV communities impaired					
Estimated loss of earnings in excess of the applicable business interruption deductible	$ 4.6	$ 6.3	$ 15.2	$ 16.8	$ 21.9
Insurance recoveries received for previously estimated loss of earnings	-	(11.8)	(5.0)	(11.8)	(19.7)
Hurricane Irma - Three Florida Keys communities impaired					
Estimated loss of earnings in excess of the applicable business interruptions deductible	-	-	-	0.5	0.5
Reversal of unpaid previously estimated loss of earnings that the Company does not expect to recover	-	(0.6)	-	(0.6)	(0.6)
Flooding event - estimated loss of earnings at one New Hampshire RV community	1.3	-	1.3	-	-
Loss of earnings - catastrophic event-related charges, net	$ 5.9	$ (6.1)	$ 11.5	$ 4.9	$ 2.1

Source: Company information. Refer to Sun Communities, Inc. Form 10-Q and Supplemental for the quarter ended September 30, 2024, as well as Press Releases and SEC Filings after September 30, 2024, for additional information.

23

Net Income to NOI Reconciliation

(amounts in millions)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023 As Restated	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023 As Restated	Year Ended December 31, 2023	Year Ended December 31, 2022	Year Ended December 31, 2021
Net Income / (Loss) Attributable to SUI Common Shareholders	$ 288.7	$ 120.1	$ 313.4	$ (132.4)	$ (213.3)	$ 242.0	$ 380.2
Interest income	(5.5)	(15.2)	(15.4)	(40.6)	(45.4)	(35.2)	(12.2)
Brokerage commissions and other revenues, net	(8.8)	(26.0)	(23.0)	(45.3)	(60.6)	(34.9)	(30.2)
General and administrative	74.8	67.0	218.6	193.8	272.1	257.4	181.2
Catastrophic event-related charges, net	0.9	(3.1)	10.4	(2.2)	3.8	17.5	2.2
Business combination expense	0.2	-	0.4	3.0	3.0	24.7	1.4
Depreciation and amortization	172.4	162.6	510.5	482.3	660.0	601.8	522.7
Asset impairments	0.2	1.2	32.5	10.1	10.1	3.0	-
Goodwill impairment	-	44.8	-	369.9	369.9	-	-
Loss on extinguishment of debt	0.8	-	1.4	-	-	4.4	8.1
Interest expense	87.7	84.1	267.2	239.9	325.8	229.8	158.6
Interest on mandatorily redeemable preferred OP units / equity	-	0.8	-	2.7	3.3	4.2	4.2
(Gain) / loss on remeasurement of marketable securities	-	(6.1)	-	8.0	16.0	53.4	(33.5)
(Gain) / loss on foreign currency exchanges	4.5	6.5	6.2	6.5	0.3	(5.4)	3.7
(Gain) / loss on disposition of properties	(178.7)	0.7	(186.6)	2.9	(11.0)	(12.2)	(108.1)
Other (income) / expense, net	0.8	3.7	(5.6)	5.5	7.5	2.1	12.1
(Gain) / loss on remeasurement of notes receivable	(0.1)	1.3	1.0	3.1	106.7	0.8	(0.7)
Income from nonconsolidated affiliates	(2.1)	(1.4)	(6.5)	(0.5)	(16.0)	(2.9)	(4.0)
(Gain) / loss on remeasurement of investment in nonconsolidated	(1.2)	-	(6.5)	4.5	4.2	2.7	0.2
Current tax (benefit) / expense	(0.9)	4.6	6.5	13.9	14.5	10.3	1.2
Deferred tax (benefit) / expense	(7.1)	(2.3)	(16.5)	(14.6)	(22.9)	(4.2)	0.1
Add: Preferred return to preferred OP units / equity interests	3.2	3.4	9.6	9.0	12.3	11.0	12.1
Add: Income / (loss) attributable to noncontrolling interests	13.3	12.1	15.1	(1.5)	(8.1)	10.8	21.5
NOI	$ 443.1	$ 458.8	$ 1,132.7	$ 1,118.0	$ 1,432.2	$ 1,381.1	$ 1,120.8

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023 As Restated	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023 As Restated	Year Ended December 31, 2023	Year Ended December 31, 2022	Year Ended December 31, 2021
Real Property NOI	$ 389.2	$ 393.4	$ 1,006.4	$ 964.1	$ 1,249.4	$ 1,163.0	$ 978.7
Home Sales NOI	31.0	33.3	78.7	93.2	114.3	143.4	70.0
Service, retail dining and entertainment NOI	22.9	32.1	47.6	60.7	68.5	74.7	72.1
NOI	$ 443.1	$ 458.8	$ 1,132.7	$ 1,118.0	$ 1,432.2	$ 1,381.1	$ 1,120.8

Source: Company information. Refer to Sun Communities, Inc. Form 10-Q and Supplemental for the quarter ended September 30, 2024, as well as Press Releases and SEC Filings after September 30, 2024, for additional information.

24

Net Income to Recurring EBITDA Reconciliation

(amounts in millions)	Three Months Ended		Nine Months Ended		Year Ended		
	September 30, 2024	September 30, 2023 As Restated	September 30, 2024	September 30, 2023 As Restated	December 31, 2023	December 31, 2022	December 31, 2021
Net Income / (Loss) Attributable to SUI Common Shareholders	$ 288.7	$ 120.1	$ 313.4	$ (132.4)	$ (213.3)	$ 242.0	$ 380.2
Adjustments							
Depreciation and amortization	172.4	162.6	510.5	482.3	660.0	601.8	522.7
Asset impairments	0.2	1.2	32.5	10.1	10.1	3.0	-
Goodwill impairment	-	44.8	-	369.9	369.9	-	-
Loss on extinguishment of debt	0.8	-	1.4	-	-	4.4	8.1
Interest expense	87.7	84.1	267.2	239.9	325.8	229.8	158.6
Interest on mandatorily redeemable preferred OP units / equity	-	0.8	-	2.7	3.3	4.2	4.2
Current tax (benefit) / expense	(0.9)	4.6	6.5	13.9	14.5	10.3	1.2
Deferred tax (benefit) / expense	(7.1)	(2.3)	(16.5)	(14.6)	(22.9)	(4.2)	0.1
Income from nonconsolidated affiliates	(2.1)	(1.4)	(6.5)	(0.5)	(16.0)	(2.9)	(4.0)
Less: (Gain) / loss on dispositions of properties	(178.7)	0.7	(186.6)	2.9	(11.0)	(12.2)	(108.1)
Less: Gain on dispositions of assets, net	(7.1)	(10.5)	(21.1)	(29.0)	(38.0)	(54.9)	(60.5)
EBITDAre	$ 353.9	$ 404.7	$ 900.8	$ 945.2	$ 1,082.4	$ 1,021.3	$ 902.5
Adjustments							
Catastrophic event-related charges, net	0.9	(3.1)	10.4	(2.2)	3.8	17.5	2.2
Business combination expense	0.2	-	0.4	3.0	3.0	24.7	1.4
(Gain) / loss on remeasurement of marketable securities	-	(6.1)	-	8.0	16.0	53.4	(33.5)
(Gain) / loss on foreign currency exchanges	4.5	6.5	6.2	6.5	0.3	(5.4)	3.7
Other (income) / expense, net	0.8	3.7	(5.6)	5.5	7.5	2.1	12.1
(Gain) / loss on remeasurement of notes receivable	(0.1)	1.3	1.0	3.1	106.7	0.8	(0.7)
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	(1.2)	-	(6.5)	4.5	4.2	2.7	0.2
Add: Preferred return to preferred OP units / equity interests	3.2	3.4	9.6	9.0	12.3	11.0	12.1
Add: Income / (loss) attributable to noncontrolling interests	13.3	12.1	15.1	(1.5)	(8.1)	10.8	21.5
Add: Gain on dispositions of assets, net	7.1	10.5	21.1	29.0	38.0	54.9	60.5
Recurring EBITDA	$ 382.6	$ 433.0	$ 952.5	$ 1,010.1	$ 1,266.1	$ 1,193.8	$ 982.0

Source: Company information. Refer to Sun Communities, Inc. Form 10-Q and Supplemental for the quarter ended September 30, 2024, as well as Press Releases and SEC Filings after September 30, 2024, for additional information.

25